UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): August 1, 2006

                               JUNIPER GROUP, INC.
               (Exact name of registrant as specified in charter)

             Nevada                  000-19170                   11-2866771
-------------------------------     ----------                  ------------
(State or Other Jurisdiction of     (Commission                 (IRS Employer
Incorporation or Organization)      File Number)             Identification No.)

             20283 State Road, Suite 400, Boca Raton, Florida 33498
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 482-9327



          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01              OTHER EVENTS.

         In connection with the preparation of responses to comments sent by the Staff of the Securities and Exchange Commission to Juniper Group, Inc. (the "Company"), related to the filing of a Registration Statement on Form SB-2, it came to the attention of the Company, that sales of the Company's common stock may have been made in violation of Section 5 of the Securities Act of 1933, as amended. It appears that individuals who received shares of stock, sold such shares of the Company's common stock pursuant to a Registration Statement filed on Form S-8 and then remitted the amounts received in connection with such sales to the Company in exchange for the issuance of restricted shares of common stock of the Company. Such use of a Form S-8 Registration Statement may not have been proper under the Securities Act of 1933, as amended.

         Due to the aforementioned, shares may have been issued without registration pursuant to the Securities Act of 1933, as amended, or without relying upon on a valid exemption from registration under the Securities Act of 1933, as amended, therefore the Company may be subject to enforcement proceedings, fines, sanctions and/or penalties. The Company has reviewed and revised its controls and procedures, with regard to the issuance and sale of securities, to ensure full compliance with Federal securities laws in the future.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            JUNIPER GROUP, INC.

Date: August 1, 2006                        By:/s/Vlado P. Hreljanovic
                                               ---------------------------------
                                            Name: Vlado P. Hreljanovic
                                            Title: Chief Executive Officer